UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2016 (July 1, 2016)

PDC Energy, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-37419	95-2636730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1775 Sherman Street, Suite 3000

Denver, Colorado 80203

Registrant’s telephone number, including area code: (303) 860-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 1, 2016, PDC Energy, Inc. (the “Company”) assigned to R. Scott Meyers, the Company’s Chief Accounting Officer, the duties of principal financial officer of the Company on an interim basis.  The assignment was made contemporaneously with the resignation of Gysle Shellum as the Company’s Chief Financial Officer, which became effective on June 30, 2016 pursuant to his previously disclosed retirement agreement with the Company.

Mr. Meyers, 41, has been the Company’s CAO since April 2009.  Prior to joining the Company, Mr. Meyers served as a Senior Manager with Schneider Downs Co., Inc., an accounting firm based in Pittsburgh, Pennsylvania, and PricewaterhouseCoopers LLP.  Mr. Meyers holds a B.S. in Accounting from Grove City College, Pennsylvania.  It has not been determined whether Mr. Meyer’s compensation will be materially changed in connection with his designation as interim principal financial officer.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 8, 2016

PDC Energy, Inc.

	By:	/s/ Daniel W. Amidon
Daniel W. Amidon
General Counsel and Secretary

3